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                                                                    EXHIBIT 4.11

                              COMPUWARE CORPORATION

                 2001 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN


1.       PURPOSE

         The purpose of the Compuware Corporation 2001 International Employee Stock Purchase Plan is to encourage employee stock ownership by offering employees of participating subsidiaries and affiliates of Compuware Corporation the ability to purchase common stock of Compuware Corporation at discounted prices and without brokerage costs. By means of this plan, Compuware Corporation seeks to retain the services of its international employees, to secure and retain the services of new international employees, and to provide incentives for such international employees to exert maximum efforts for the success of Compuware Corporation. This plan is not intended to qualify as an employee stock purchase plan as defined in section 423 of the United States Internal Revenue Code of 1986; accordingly, this plan need not be construed or administered consistently with the requirements for such plans.

2.       DEFINITIONS

         The following words and phrases will have the meanings assigned to them when used in this document unless the context clearly requires otherwise:

         "BOARD" means the Board of Directors of Compuware Corporation. The term Board also includes the Committee when the Committee is exercising the authority or responsibilities of the Board under this Plan.

         "COMMITTEE" means a committee of the Board of Directors of Compuware Corporation to which such Board has delegated any or all of its authority or responsibilities under this Plan.

         "COMMON SHARES" means the common shares, par value U.S. $.01 per share, of Compuware Corporation.

         "COMPANY" means each foreign (i.e., not organized under the laws of any State of the United States) subsidiary, affiliate, or other venture of Compuware Corporation whose employees are designated by the Board, from time to time, as eligible to participate in this Plan. Upon the adoption of this Plan by the Board, employees of the foreign subsidiaries, affiliates, and other ventures listed on the exhibit entitled Participating Employers are entitled to participate in this Plan.

         "COMPUWARE CORPORATION" means Compuware Corporation, a corporation organized in the United States under the laws of the State of Michigan, and the sponsor of the Plan.

         "CUSTODIAN" means the Bank of Bermuda or such successor person or entity designated by the Board to hold custody of Common Shares on behalf of Participants under this Plan.




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         "FAIR MARKET VALUE" means the average of the high and low quoted sale prices of a Common Share reported in the table entitled "Nasdaq National Market Issues" or any successor table in The Wall Street Journal for such date or, if no Common Shares were traded on that date, on the next preceding day on which there was such a trade, or, if the Common Shares are not traded in The Nasdaq National Market, "Fair Market Value" shall be determined by a method determined by the Board.

         "JOURNAL ACCOUNT" means a bookkeeping or recordkeeping account under the Plan to which are credited a Participant's payroll deductions under the Plan. Amounts credited to a Journal Account will not be segregated from the general assets of the Company and may be used by the Company for general corporate purposes. No interest will be paid on amounts credited to a Journal Account.

         "OFFERING PERIOD" means a period (usually a semi-annual period ending September 30 or March 31) described in Section 5(b) of this Plan.

         "PARTICIPANT" means an employee of the Company who is eligible to participate in this Plan under Section 3 and who has enrolled in this Plan under
Section 4.

         "PARTICIPATION FORM" means a paper form, electronic enrollment authorization, or other enrollment means selected by the Plan Administrator for employees to enroll in this Plan under Section 4(a). Except as otherwise provided by the Plan Administrator, a Participation Form will include (1) a payroll deduction authorization; and (2) a Participant's election to receive certificates for the Common Shares purchased under this Plan in lieu of having such shares held by the Custodian if so desired by the Participant.

         "PLAN" means this Compuware Corporation 2001 International Employee Stock Purchase Plan as it may be amended from time to time.

         "PLAN ADMINISTRATOR" means the person or committee designated by the Board to be responsible for the operation of this Plan.

         "PURCHASE DATE" means the last day of an Offering Period (or the next Trading Day if the last day of an Offering Period is not a Trading Day).

         "PURCHASE RIGHT" means a Participant's right under the terms of this Plan to purchase Common Shares at the end of a Purchase Period.

         "TOTAL COMPENSATION" means all amounts received by an employee from the Company for personal services rendered to the Company in such individual's capacity as an employee, including wages, salary, commissions, bonuses, overtime, and shift differentials, but excluding severance pay, payment for accrued vacation not taken, non-cash employee benefits and contributions to any employee benefit plan, income realized on the exercise of stock options, and other non-cash income. The Plan Administrator may in its sole discretion determine if any form of remuneration is included in or excluded from Total Compensation.




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         "TRADING DAY" means a day on which Common Shares are traded on the
Nasdaq National Market.

         "TRANSACTION REQUEST FORM" means a paper form, electronic authorization, or other means selected by the Plan Administrator or Custodian for Participants to sell and/or withdraw Common Shares held by the Custodian under Section 11.

         "WITHDRAWAL FORM" means a paper form, electronic authorization, or other withdrawal means selected by the Plan Administrator for employees to withdraw from this Plan under Section 9(a).

3.       ELIGIBILITY

         Participation in the Plan is voluntary. All employees of the Company (including officers and directors of the Company who are also employees of the Company) are eligible to participate in the Plan except employees whose customary employment with the Company at the beginning of an applicable Offering Period is 20 hours per week or less or five months per year or less are not eligible to participate in the Plan during that Offering Period.

4.       PARTICIPATION

         (a) An employee eligible to participate in the Plan under Section 3 becomes a Participant in the Plan by completing a Participation Form and delivering it to the Plan Administrator no later than five calendar days after the beginning of an Offering Period (or such other date specified by the Plan Administrator). Such election continues in effect from Offering Period to Offering Period until a Participant submits a new Participation Form or withdraws from the Plan under Section 9.

         (b) In the case of an employee eligible to participate in the Plan under Section 3 who is hired or re-hired by the Company, the employee becomes a Participant in the Plan by completing a Participation Form and delivering it to the Plan Administrator no later than 45 days after such employee is hired or re-hired by the Company. However, a Participation Form received by the Company from such an employee will be effective only with respect to Total Compensation paid to such employee at least 10 business days after the Company receives such Participation Form (or such other date specified by the Plan Administrator).










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5.       SECURITIES AUTHORIZED; OFFERING PERIODS

         (a) The maximum number of Common Shares that may be purchased under this Plan is 15,000,000, reduced by the number of Common Shares purchased under the Compuware Corporation 2001 Employee Stock Purchase Plan, which number may be adjusted by the Board in the manner described in Section 15 of this Plan. Shares purchased under this Plan may be authorized but unissued shares, Treasury shares, or shares acquired by Compuware Corporation in the open market or other transactions. If any Purchase Right granted under either plan expires or terminates for any reason without having been exercised in full, the unpurchased underlying Common Shares will again become available for purposes of the Plan and the Compuware Corporation 2001 Employee Stock Purchase Plan, unless the Plan or the Compuware Corporation 2001 Employee Stock Purchase Plan will have been terminated.

         (b) The first Offering Period under this Plan will begin on October 1, 2001, and end on March 31, 2002. Except as otherwise provided by the Board, there will be subsequent semi-annual Offering Periods with the following beginning and ending dates:

                  Beginning Date            Ending Date

                  April 1                   September 30
                  October 1                 March 31

6.       PAYROLL DEDUCTIONS

         (a) Participants may purchase Common Shares under this Plan by means of payroll deductions from their Total Compensation. Each Participation Form will specify the amount to be deducted from a Participant's Total Compensation. The amount specified must either be 1, 2, 3, 4, 5, 6, 7, 8, 9, or 10 percent of Total Compensation during the Offering Period or a specified amount not to exceed 10 percent of Total Compensation during the Offering Period.

         (b) Amounts deducted from a Participant's Total Compensation will be credited to a Journal Account for the Participant under the Plan. Such amounts will not be segregated from the general assets of the Company and may be used by the Company for general corporate purposes. No interest will be paid on such amounts. Amounts deducted from a Participant's Total Compensation that is not paid in U.S. dollars may be converted into U.S. dollars at such times as the Plan Administrator may designate. When accumulated payroll deductions credited to a Participant's Journal Account will be refunded to the Participant (or the Participant's estate or personal representative) and such amounts have previously been converted to U.S. dollars, the amount to be refunded will be converted back to the applicable currency. The Company or the Custodian may effect such currency conversions. A Participant's Journal Account will reflect currency conversions at the exchange rates at which any such conversions are actually made.

         (c) Payroll deductions will begin on the first pay day in an Offering Period (or such other payroll period as the Plan Administrator may designate). Payroll deductions will end with the last pay day on or before the Purchase Date (or such other payroll period as the Plan Administrator may designate). Except as required by the law of any jurisdiction and permitted by the Plan Administrator, Participants may purchase Common Shares under this Plan only by




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means of payroll deductions from their Total Compensation.

         (d) Payroll deductions authorized by a Participant on a Participation Form will continue from Offering Period to Offering Period unless the Participant ceases to be eligible to participate in this Plan under Section 3 or completes and delivers to the Plan Administrator a revised Participation Form or a Withdrawal Form. Participants may not change the percentage or amount of their payroll deductions during an Offering Period but may withdraw from the Plan in accordance with Section 9.

         (e) A Participant may elect to change the percentage of Total Compensation or specified amount to be deducted from Total Compensation for subsequent Offering Periods by completing a Participation Form and delivering it to the Plan Administrator as provided in Section 4(a). Such changes will be effective for an Offering Period only if the Participation Form is received by the Plan Administrator no later than five calendar days after the beginning of the Offering Period (or such other date specified by the Plan Administrator).

7.       PURCHASE PRICE

         (a) A Participant is granted a Purchase Right on the first day of each Offering Period. Purchase Rights give the Participant the right under the terms of this Plan to purchase Common Shares on the Purchase Date at the end of the Purchase Period.

         (b) The price per share at which Common Shares are purchased on the Purchase Date is the lower of the following prices (rounded up to the nearest whole U.S. $.01):

                           (i) 85 percent of the Fair Market Value of the Common
                  Shares on the first day of the Offering Period; or

                           (ii) 85 percent of the Fair Market Value of the
                  Common Shares on the Purchase Date.

         (c) Accumulated payroll deductions credited to a Participant's Journal Account will be used to purchase Common Shares on the Purchase Date. The number of shares to be purchased is the number obtained by dividing accumulated payroll deductions in the Participant's Journal Account, as of the Purchase Date, by the price per share determined under Section 7(b).







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8.       PURCHASE RIGHTS

         (a) Accumulated payroll deductions credited to a Participant's Journal Account will automatically be used to purchase Common Shares on the Purchase Date.

         (b) Unless the Plan Administrator determines otherwise, only whole Common Shares and no fractional Common Shares will be purchased. Accumulated payroll deductions credited to a Participant's Journal Account that are not used to purchase Common Shares in any Offering Period because such amounts are insufficient to purchase a whole Common Share will remain in the Participant's Journal Account.

         (c) If the number of Common Shares for which Purchase Rights are exercised exceeds the number of Common Shares remaining under the Plan, then the Common Shares available under the Plan will be allocated by the Plan Administrator pro rata among the Participants. Each Participant will be allocated Common Shares in the same proportion as the amounts credited to the Participant's Journal Account bears to the sum of all amounts credited to the Journal Accounts of all Participants, subject to rounding to allocate only whole Common Shares. Any amounts not applied to the purchase of Common Shares under the Plan will be refunded to the Participants.

9.       WITHDRAWALS AND TERMINATION OF PURCHASE RIGHTS

         (a) A Participant may terminate payroll deductions and withdraw from the Plan in any Offering Period by completing a Withdrawal Form and delivering it to the Plan Administrator no later than ten business days before the end of an Offering Period (or such other date specified by the Plan Administrator).

                           (i) A Participant who elects to terminate payroll
                  deductions may elect to have payroll deductions cease (i) with the first pay day that is at least ten business days after delivery of the Withdrawal Form to the Plan Administrator (or such other pay day as the Plan Administrator may designate) or
                  (ii) on the first day of the next Offering Period if such day is at least ten business days after delivery of the Withdrawal Form to the Plan Administrator (or such other Offering Period as the Plan Administrator may designate).

                           (ii) Upon a Participant's termination of payroll
                  deductions and withdrawal from the Plan, accumulated Payroll Deductions then credited to the Participant's Journal Account shall be used to purchase Common Shares on the next Purchase Date. Accumulated payroll deductions credited to a Participant's Journal Account that are not so used to purchase Common Shares because such amounts are insufficient to purchase a whole Common Share will be refunded to the Participant unless the Participant has reenrolled in the Plan for the subsequent Offering Period.

         (b) A Participant who withdraws from the Plan during an Offering Period pursuant to Section 9(a) may not rejoin the Plan during that Offering Period. The Participant may rejoin the Plan in a subsequent Offering Period by completing a Participation Form and delivering it to the




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Plan Administrator as provided in Section 4(a).

         (c) The Purchase Rights of a Participant who terminates employment with the Company during an Offering Period for any reason, including death, will be canceled. Accumulated payroll deductions then credited to the Participant's Journal Account will be refunded to the Participant (or the Participant's estate or personal representative in the case of death). A Participant receiving short-term disability payments from the Company will not be considered to have terminated employment (and such payments will be deemed part of the Participant's Total Compensation) until and unless the Participant becomes eligible to receive long-term disability payments; the Plan Administrator may determine when a Participant's employment terminates for purposes of this Plan.

10.      RIGHTS AS SHAREHOLDER

         (a) A Participant is not a shareholder of Compuware Corporation with respect to Common Shares subject to Purchase Rights until such Common Shares are purchased on the Purchase Date and certificates representing such shares have been issued, and then only with respect to whole Common Shares issued to the Participant or credited to the Participant's account. A Participant will not be entitled to vote or receive dividends with respect to Common Shares subject to Purchase Rights before the Purchase Date for such Common Shares.

         (b) A Participant may elect to take delivery of whole Common Shares purchased on any Purchase Date or to have such Common Shares held by the Custodian. In the absence of a Participant's election, the Custodian will hold such Common Shares. The Plan Administrator may offer one or more methods by which a Participant may take delivery of Common Shares, including, but not limited to, (i) delivering stock certificates for such Common Shares to the Participant, (ii) transferring such Common Shares into a brokerage account designated by the Participant, or (iii) depositing such Common Shares in an account for the Participant in the Company's dividend reinvestment plan or the direct registration system of the Company's transfer agent. A Participant makes an election to take delivery of Common Shares purchased during any Offering Period by completing a Participation Form and delivering it to the Plan Administrator no later than five calendar days after the beginning of such Offering Period and may not change elections during that Offering Period. The Participant is responsible for notifying the Plan Administrator of any changes of address.

11.      SALE OR DISTRIBUTION OF COMMON SHARES ACQUIRED UNDER THE PLAN

         (a) A Participant may elect to sell any Common Shares held for the Participant by the Custodian the first business day of each calendar quarter and only if the Participant completes a Transaction Request Form and delivers it to the Plan Administrator at least ten business days before the date on which the Participant desires to have the Common Shares sold.

         (b) A Participant may elect to withdraw any Common Shares held for the Participant by the Custodian and have a stock certificate issued to the Participant the first business day of each calendar quarter and only if the Participant completes a Transaction Request Form and delivers it to the Plan Administrator at least ten days before the date on which the Participant desires to have the Common Shares withdrawn. The Custodian may charge a reasonable fee for




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such withdrawal and issuance of a stock certificate.

         (c) As a condition of participating in the Plan, each Participant authorizes the Company to withhold all applicable taxes due in connection with any transaction under the Plan from any payments due to the Participant from the Company, including Total Compensation, whether or not such payments relate to this Plan.

12.      PLAN ADMINISTRATION

         (a) This Plan will be interpreted and administered by the Board. The Board has the discretionary authority to interpret, construe, and apply the provisions of this Plan and the rights granted under it and to establish, amend and revoke rules for the administration of the Plan. The Board also has the power, and the right to perform such acts, as the Board deems necessary or expedient to carry out the purposes of the Plan or to promote the best interests of Compuware Corporation or the Company. The Plan Administrator has the discretionary authority to make any and all factual findings necessary or appropriate to the determination of any individual's eligibility or entitlement to any award or payment under this Plan or the amount thereof and any other matter or issue arising under this Plan. Decisions of the Board (and those to whom it has delegated it authority under this Plan) are binding on all persons absent bad faith.

         (b) The Board may delegate all or part of its authority to interpret and administer the Plan to the Committee, the Plan Administrator, or any other person or entity. The Committee or Plan Administrator may delegate all or part of its authority to any other person or entity unless the Board restricts the authority of the Committee or Plan Administrator to delegate its authority.

         (c) The Board or Committee may modify or suspend any requirement in this Plan with respect to Participants in any jurisdiction in which such requirement conflicts with applicable legal requirements and adopt sub-plans with varying requirements in any jurisdiction in which compliance with applicable laws, regulations and rules would confer a significant benefit on Participants without significantly increasing the costs or burdens of the Plan for Compuware Corporation or the Company.

         (d) The Board or Committee may waive or modify any administrative requirement of this Plan, including without limitation any requirement relating to the time within which elections must be made.

13.      TRANSFERABILITY

         (a) Each account maintained for a Participant by the Custodian will be held in the name of the Participant only.

         (b) Except as provided in Section 9 in the case of the death of a Participant, a Participant's interests in Journal Accounts, Purchase Rights, and Common Shares held for the Participant by the Custodian and other rights under this Plan may not be voluntarily or involuntarily assigned or alienated.

14.      MERGER OR LIQUIDATION OF THE COMPANY




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         (a) In the event of an extraordinary transaction involving Compuware
Corporation enumerated in Section 14(b), the Board may elect to do either of the following:

                           (i) Cancel all Purchase Rights and refund to
                  Participants all accumulated Payroll Deductions then credited to their Journal Accounts; or

                           (ii) Terminate the Offering Period immediately before
                  such extraordinary transaction and apply accumulated Payroll Deductions then credited to the Journal Accounts of Participants to purchase Common Shares immediately before such extraordinary transaction.

         (b) Extraordinary transactions include:

                           (i) the dissolution or liquidation of Compuware
                  Corporation;

                           (ii) the merger of Compuware Corporation with another
                  entity in a transaction in which Compuware Corporation is not the surviving entity;

                           (iii) the acquisition of more than 50 percent of the
                  outstanding Common Shares of Compuware Corporation by another entity;

                           (iv) the acquisition of all or substantially all of
                  the assets of Compuware Corporation by another entity; or

                           (v) any other similar extraordinary transaction that
                  the Board determines warrants such treatment.

15.      ADJUSTMENT

         The Board may in its sole discretion adjust the maximum number and class of securities that may be issued under this Plan and the number and class of securities and the price per share to be paid for such securities under any Purchase Right to prevent dilution or enlargement of the rights of Participants whenever changes are made to Compuware Corporation's capital structure by reason of any stock dividend, stock split, combination of shares, exchange of shares, merger, reorganization, recapitalization, dividend in kind, liquidating dividend, or any change in the capital structure of Compuware Corporation effected without receipt of reasonably equivalent consideration.

16.      AMENDMENT AND TERMINATION

         Except as otherwise provided in this Section 16, the Board may amend or terminate this Plan and any Purchase Rights at any time. No amendment or termination of this Plan may adversely affect Purchase Rights previously granted under the Plan without the consent of affected Participants. This Plan will terminate on the earlier of (i) its termination by the Board under this Section 16, (ii) the purchase of the full number of Common Shares authorized under
Section 5(a) of this Plan, or (iii) 10 years after approval of this Plan by the Board.





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17.      NO EMPLOYMENT RIGHTS

         Nothing in this Plan gives any Participant the right to continued employment with the Company or limits the right of the Company to terminate or change the terms and conditions of any Participant's employment at any time with or without cause. Nothing in this Plan gives any Participant the right to future grants of Purchase Rights or limits the right of the Company to amend or terminate this Plan or discontinue or change the grant of Purchase Rights.

18.      EXPENSES

         Except as provided in Section 11(b) or this Section 18, Compuware Corporation or the Company will pay the costs of administering this Plan and the fees of the Custodian. Brokerage fees relating to the sale of any Common Shares held for a Participant by the Custodian will be borne by the Participant.

19.      PARTICIPANT STATEMENTS

         The Plan Administrator will cause statements in paper, electronic, or other form containing such information after the close of each Offering Period.

20.      GOVERNING LAW

         This Plan, any rules relating to this Plan, and their validity and effect, will be construed and enforced in accordance with the laws of the State of Michigan without regard to the conflicts of laws rules of any other jurisdiction.

21.      COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS

         (a) Delivery or issuance of Common Shares upon exercise of Purchase Rights may, in the sole discretion of Compuware Corporation, be postponed to permit Compuware Corporation to take all action necessary for the lawful issuance and sale of such Common Shares, including, but not limited to, (i) registration or qualification of such Common Shares with any applicable jurisdiction, (ii) listing or other required action with respect to any automated quotation system or stock exchange, (iii) compliance with any contractual commitment of Compuware Corporation or the Company, or (iv) any other requirement necessary for the lawful issuance and sale of such Common Shares. Compuware Corporation may require, as a condition of issuance and sale of Common Shares upon exercise of Purchase Rights, that a Participant make such representations and furnish such information as Compuware Corporation may, in its sole discretion, determine is necessary to comply with applicable laws, regulations, rules, listing requirements, or contractual obligations or to obtain any necessary regulatory approvals necessary for the lawful issuance and sale of such Common Shares.

         (b) If Compuware Corporation is unable to obtain any regulatory approval deemed necessary by Compuware Corporation for the issuance and sale of Common Shares upon exercise of any Purchase Rights, then Compuware Corporation may cancel such Purchase Rights and refund all accumulated Payroll Deductions credited to the Journal Accounts of affected Participants.




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22.      INDEMNIFICATION

         To the fullest extent permitted by law, Compuware Corporation will indemnify and hold harmless the Board, Committee, Plan Administrator, Custodian and other officers, directors, and employees of Compuware Corporation or the Company against any liabilities incurred by them in connection with their exercise and performance of their responsibilities and duties under this Plan.

23.      NOTICES

         The Plan Administrator will determine the form and effectiveness of notices, elections, and other communications to be used in connection with the administration of this Plan.







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                                                                       Exhibit A




                             PARTICIPATING EMPLOYERS


Pursuant to the definition of "Company" in Section 2 of the Plan, upon the initial adoption of this Plan by the Board, employees of the following subsidiaries, affiliates, and ventures of Compuware Corporation are eligible to participate in the Plan:

Compuware Asia-Pacific Pty. Ltd. (Australia and New Zealand)
Compuware Asia Pacific Limited (Hong Kong)
Compuware GmbH (Austria)
Compuware NV/SA (Belgium)
Compuware Corporation of Canada (Canada)
Compuware System Software GmbH (Germany)
Compuware Systems Software Srl (Italy)
Compuware Japan Corporation (Japan)
Compuware Korea (Korea)
Compuware de Mexico (Mexico)
Compuware B.V. (Netherlands)
Compuware AS (Norway/Finland)
Compuware S.A. (Spain/Portugal)
Compuware A.B. (Sweden)
Compuware AG (Switzerland)
Compuware Ltd. (UK)

Nothing in this Exhibit limits the authority of the Board to further designate, from time to time, those subsidiaries, affiliates, and other ventures of Compuware Corporation whose employees are eligible to participate in the Plan.







                               Page 33 of 35 Pages